Item 26. Exhibit (g) iv. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________
AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(the “Reinsurer”)

Effective August 1, 2018, the Ceding Company’s retention is [_____] for the Agreements described in Exhibit 1 hereto. The “Retention Reference in each Agreement” shall be [_____] by the percentage in the column labeled “Ceding Company’s Additional Retention effective August 1, 2018” listed in Exhibit 1.

There is no change to the Reinsurer’s share.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

EXECUTION VERSION

Confidential (C3)

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-3-2020
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-3-2020
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-3-2020
Peter G Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	4/1/2020 | 11:52:51 AM EDT

Print name:	Jinnah Cox

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Glenn Beuschel	Date:	4/1/2020 | 11:28:25 AM EDT

Print name:	Glenn Beuschel

Title:	AVP, Treaty

EXECUTION VERSION

Confidential (C3)

Exhibit 1 - Agreements

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Coverage	TAI Codes	Ceding Company’s Additional Retention effective August 1, 2018	Ceding Company’s Prior Retention	Munich Amendment Re: Prior Retention	Policy Issue Dates	Retention Reference in Agreement
[_____]						•	•
[_____]						•	•
[_____]						•	•
[_____]	[_____]	9/1/1998	VUL	[_____]	[_____]%	• [_____]% • [_____]% • [_____]	• [_____] • [_____]	9/1/98 – 2/29/04	Schedule B, Item 1
[_____]	[_____]	5/1/2001	VUL II[_____]	[_____]	[_____]%	• [_____]% • [_____][_____]* • [_____]	• [_____] • [_____] • [_____]	5/1/01 – 1/18/05	Schedule B

* [_____]

EXECUTION VERSION

Confidential (C3)

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